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                                                                   EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 1997 appearing on page F-1 of the Company's Annual Report on Form 10-K (File No. 0-28236), as amended, for the year ended December 31, 1996, and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 22, 1997 (except as to Note 15 (Merger Agreement), which is as of September 30, 1997), appearing on page F-1 of the Company's Report on Form 8-K (File No. 0-28236), filed on October 7, 1997.

Price Waterhouse LLP


San Jose, California
December 4, 1997